EXHIBIT 11

MARATHON FINANCIAL CORPORATION

Computation of Weighted Average Shares Outstanding and Earnings Per Share

                         Shares Outstanding End of Month

                                                    1996               1995
                                               -------------      ---------

   January                                         1 306 303          1 078 601
   February                                        1 306 303          1 078 601
   March                                           1 306 303          1 078 601
   April                                           1 306 303          1 078 601
   May                                             1 306 303          1 078 601
   June                                            1 306 303          1 294 334
   July                                            1 306 303          1 294 334
   August                                          1 306 303          1 294 334
   September                                       1 306 303          1 294 334
   October                                         1 863 495          1 294 334
   November                                        1 863 495          1 294 334
   December                                        1 863 495          1 306 303
                                               -------------      -------------
                                                  17 347 212         14 465 312
                  Divided by                       12 months          12 months
                                               -------------      -------------

        Weighted Shares Outstanding                1 445 601          1 205 443
                                               =============      =============

        Net Income                             $     839 421      $     420 541
                                               =============      =============

        Net Income Per Share                   $         .58      $         .35
                                               =============      =============